Exhibit 99.5
BENEFICIAL OWNER ELECTION FORM
The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the distribution in a rights offering (the “Rights Offering”) by Lazydays Holdings, Inc. (the “Company”), to the holders of record of its common stock, par value $0.01 per share (the “Common Stock”), Pre-Funded Warrants (the “Warrants”) and Series A Convertible Preferred Stock (the “Series A Preferred Stock”), as of 5:00 p.m., Eastern Time, on [•], 2023 (the “Record Date”). The Record Holders will receive, at no charge, non-transferable subscription rights (the “Rights”) to purchase up to an aggregate of [•] shares of Common Stock (the “Shares”) at a subscription price of $[•] per whole Share (the “Subscription Price”).
Each Record Holder will receive one Right for each share of the Common Stock (including shares of Common Stock issuable upon exercise or conversion of the Warrants and the Series A Preferred Stock) that such Record Holder owned on the Record Date. Each Right allows the holder thereof to subscribe for [•] shares of Common Stock (the “Basic Subscription Right”) at the Subscription Price. For example, if a Rights holder owned 100 shares of Common Stock as of the Record Date, it would receive 100 Rights and would have the right to purchase [•] shares of Common Stock for the Subscription Price per share with the Basic Subscription Right. If a Rights holder fully exercises his Basic Subscription Right (other than those rights to acquire less than one whole share of Common Stock, which cannot be exercised) and other Rights holders do not fully exercise their Basic Subscription Rights, he may also exercise an over-subscription right (the “Over-Subscription Right”) to purchase additional shares of Common Stock that remain unsubscribed at the expiration of the Rights Offering (such shares, the “Unsubscribed Shares”), subject to availability and pro rata allocation of shares among persons exercising their Over-Subscription Right. The Company will not issue fractional shares of Common Stock in the Rights Offering. If the number of Rights exercised by the holder thereof would otherwise permit such holder to purchase a fraction of a share, the number of shares Common Stock that such holder may purchase will be rounded down to the nearest whole share.
With respect to any instructions to exercise (or not to exercise) Rights, the undersigned acknowledges that this form must be completed and returned such that it will actually be received by you by 5:00 p.m., Eastern Time, on [•], 2023, the scheduled expiration date of the Rights Offering.
This will instruct you whether to exercise Rights to purchase Shares distributed with respect to the shares of Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and corresponding subscription instructions.
I (we) hereby instruct you as follows:
(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)
Box 1.  ☐ Please DO NOT EXERCISE RIGHTS for Shares.
Box 2.  ☐ Please EXERCISE RIGHTS for Shares as set forth below:
	Number of Whole Shares Subscribed for		Subscription Price		Payment
Basic Subscription Right		x	$[•]	=	$ (Line 1)
Over-Subscription Right		x	$[•]	=	$ (Line 1)
Total Payment Required					$ (Sum of Lines 1 and 2)
Box 3.  ☐ Payment in the following amount is enclosed: $
Box 4.  ☐ Please deduct payment of $       from the following account maintained by you as follows: (The total of Box 3 and Box 4 must equal the total payment specified above.)
Type of Account:
Account No.:

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:
☐	irrevocably elect to invest the amount indicated above to purchase Shares upon the terms and conditions specified in the prospectus; and
☐	agree that if I (we) fail to deliver the amount I (we) have elected to invest, you may exercise any remedies available to you under law.
Name of Beneficial Owner(s):
Signature of Beneficial Owner(s):
If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:
Name:
Capacity:
Address (including zip code):
Telephone Number: